Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147290) pertaining to the OSG America L.P. 2007 Omnibus Incentive Compensation Plan of OSG America L.P. of our report dated March 6, 2008 with respect to the consolidated financial statements of OSG America L.P. and the predecessor combined carve-out financial statements of OSG America Predecessor, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Certified Public Accountants
Tampa, FL
March 6, 2008